United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2020, Atlantic Union Bankshares Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Piper Sandler & Co., as representatives for the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to issue and sell, and the Underwriters severally agreed to purchase, an aggregate of 6,000,000 depositary shares (the “Depositary Shares”), each representing a 1/400th ownership interest in a share of the Company’s 6.875% Perpetual Non-Cumulative Preferred Shares, Series A, par value $10.00 per share (“Series A preferred stock”) with a liquidation preference of $10,000 per share of Series A preferred stock (equivalent to $25 per Depository Share). The Company has granted to the Underwriters an option, exercisable for 30 days, to purchase up to an additional 900,000 Depositary Shares, at the public offering price less the underwriting discount, solely to cover over-allotments, if any. The offering of the Depositary Shares pursuant to the Underwriting Agreement (the “Offering”) is being made pursuant to an effective shelf registration statement and is expected to close on June 9, 2020, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement. The Company agreed to indemnify the Underwriters against certain liabilities, including liabilities arising from breaches of the representations and warranties contained in the Underwriting Agreement and liabilities under the Securities Act of 1933, as amended, and agreed to contribute to payments that the Underwriters may be required to make for these liabilities.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On June 2, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2020, by and among Atlantic Union Bankshares Corporation, Morgan Stanley & Co. LLC, BofA Securities, Inc., Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Piper Sandler & Co.
99.1	Press Release dated June 2, 2020
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: June 3, 2020	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and Chief Financial Officer

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